Exhibit 3.1.12

STATE of DELAWARE

LIMITED LIABILITY COMPANY

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

AVAYA HOLDINGS LLC

Pursuant to Title 6, Chapter 18, Section 208

of the Delaware Code

This Amended and Restated Certificate of Formation of Avaya Holdings LLC (the “Company”), a limited liability company organized and existing under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time (the “Act”), is being duly executed pursuant to Section 18-208 of the Act by Frank Mahr, as an authorized person, to amend and restate the Certificate of Formation of the Company, which was originally filed on May 10, 2000 under the name of Lucent EN Holdings LLC.

The text of the Certificate of Formation of the Company is hereby amended and restated in its entirety to read as follows:

1. The name of the limited liability company is Avaya Holdings LLC.

2. The address of its registered office in the State of Delaware is 2711 Centreville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent for service of process at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation as of the 5th day of October, 2007.

/s/ Frank Mahr
Name:	Frank Mahr
Title:	Vice President & Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

LUCENT EN HOLDINGS LLC

Lucent EN Holdings LLC, a Delaware limited liability company (the “Company”), in order to amend its Certificate of Formation, hereby certifies as follows:

FIRST: The name of the Company is LUCENT EN HOLDINGS LLC.

SECOND: The Company hereby amends its Certificate of Formation as follows:

Paragraph FIRST of the Certificate of Formation, relating to the corporate title of the Company, is hereby amended to read as follows:

“1. The name of the limited liability company is Avaya Holdings LLC”

IN WITNESS WHEREOF, the Board of Directors of Lucent EN Holdings LLC have caused this certificate to be signed by Margaret G. Gelsi, its Assistant Secretary, on this 27th day of June, 2000.

/s/ Margaret G. Gelsi
Margaret G. Gelsi
Assistant Secretary

Sworn to and subscribed
before me this 27th day
of June, 2000

/s/ Christine Tettemer
Notary

CERTIFICATE OF FORMATION

OF

LUCENT EN HOLDINGS LLC

This Certificate of Formation of LUCENT EN HOLDINGS LLC is to be filed with the Secretary of State of the State of Delaware pursuant to the Delaware Limited Liability Company Act, Section 18-201.

1. The name of the limited liability company is LUCENT EN HOLDINGS LLC

2. The duration of the limited liability company shall commence on the date the Certificate of Formation is filed in the office of the Secretary of State of the State of Delaware and shall be perpetual.

3. The purpose for which the limited liability company is organized shall be any lawful purpose permitted pursuant to the Delaware Limited Liability Company Act (the “Act”).

4. The name and street and mailing address of the initial registered office and registered agent for the service of process of the limited liability company in the State of Delaware are as follows: Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

5. The address of the office of the limited liability company where its record will be maintained as required by the Act is at the address of the registered agent in the State of Delaware set forth in item 4 above.

6. Management of the limited liability company is vested in its members. The limited liability company shall be treated as a disregarded company for federal income tax purposes.

7. There shall be no restriction upon the ability of a member to transfer an interest in the limited liability company. The rights of a member to admit new members and the terms and conditions of the admission shall be governed by the operating agreement.

8. The name and address of the initial member of the limited liability company is: Lucent Technologies International Inc., 475 South Street, Morristown, NJ 07962.

Dated this 10th day of May 2000.

LUCENT TECHNOLOGIES INTERNATIONAL INC.

By	/s/ Janet E. O’Rourke
Janet E. O’Rourke
Assistant Secretary